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                                                                   EXHIBIT 10.14

                               FINDER AGREEMENT
                               ----------------


          Pursuant to this Finder Agreement (this "Agreement") entered into November 19, 1999, (the "Effective Date"), between Lakaro BioPharmaceuticals, Inc., a company organized under the laws of the State of Delaware, having a place of business at 216 Jaffa Rd., Sha'arei Ha'ir Jerusalem, Israel 94383 (the "Company") and Paramount Capital, Inc., having a place of business at 787 Seventh Avenue, 48th Floor, New York, New York 10019 (the "Finder"), the parties hereto agree:

          1. In connection with the offering (the "Offering") by the Company of Units consisting of 1,000 shares of Series A Convertible Preferred Stock, stated value $100.00 per share (the "Preferred Stock"), the Finder will introduce the Company to third parties (the "Introduced Parties") with the hope and intent that the Introduced Parties will purchase Units in the Offering (an "Investment");

          2. In the event that during the term of this Agreement, an Introduced Party makes an Investment in the Company, then the Company shall pay to the Finder, immediately following the closing of the Investment and the transfer of the proceeds to the Company, a placement fee in cash equal to five percent (5%) of such Investment. In addition, the Company, immediately following the closing of the Investment, shall grant to the Finder and/or its designees, three (3) year warrants to purchase a number of shares of Common Stock equal to three percent (3%) of the aggregate number of shares of Common Stock issuable upon conversion of the Preferred Stock purchased by purchasers of Units in the Offering at an exercise price equal to $2.91 per share.

          3. It is understood by the parties that the Finder may utilize the services of one or more selected dealers that are members of the National Association of Securities Dealers, Inc., or are located outside the U.S. (a "Selected Dealer"), locate Introduced Parties. It is further understood by the parties that any placement fee payable by the Company in connection with such Introduced Parties shall be payable solely to the Finder. The Finder shall be solely responsible for any financial arrangements it might make with such Selected Dealer and the Company shall have no liability whatsoever therefore.

          4. The Company agrees to indemnify and hold harmless the Finder and its respective partners, affiliates, shareholders, directors, officers, agents, advisors, representatives, employees, counsel and controlling persons within the meaning of the Securities Act of 1933, as amended (the "Securities Act") (a "Finder Indemnified Party") from and against any and all losses, liabilities, claims, damages and expenses whatsoever (and all actions in respect thereof), and to reimburse the Finder Indemnified Party for legal fees and related expenses as incurred (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, the costs of investigating, preparing, pursuing or defending any such action or claim whether or not pending or threatened, whether or not resulting in any liability, and whether or not the Finder or any Finder Indemnified Party is a party thereto), insofar as such losses, liabilities, claims, damages or expenses arise out of, relate to, whether or not resulting in any liability, are in incurred in connection with or are in any way a result of (i) the engagement of the Finder pursuant to this Agreement and in connection with the transactions contemplated by this Agreement and the Confidential Private Placement Memorandum, the Subscription
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Agreement, the Units and the securities underlying such Units (collectively the
"Offering Documents") (the "Engagement"), including any modifications or future additions to such Engagement and related activities prior to the date hereof,
(ii) any act by the Finder or any Finder Indemnified Party taken in connection with the Engagement, (iii) a breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement, (iv) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in connection with the sale of the Units, or (v) any untrue statement or alleged untrue statement of a material fact contained in any of the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense (A) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by any Finder Indemnified Party unless the Finder Indemnified Party's statement or omission is consistent with information found in the Offering Documents; or (B) arises out of or is based on information furnished to the Company by the Finder in writing specifically for use in the Offering Documents.

          5. Unless sooner terminated by either party at their option at any time upon ten (10) days written notice and without the payment of any penalty, this Agreement shall remain in effect for a period of 90 days from the date of inception, and may be renewed, upon mutual consent, for additional 90 day periods thereafter. This Agreement shall automatically terminate in the event of its assignment without the express approval of both parties.

          6. This Agreement constitutes the entire agreement of the parties pertaining to the subject matter hereof, and the parties have made no agreements, representations or warranties relating to the subject matter of this agreement that are not set forth herein or therein. This Agreement supersedes and replaces any and all prior agreements or understandings between the parties hereto, whether written, oral or otherwise.

          7. The provisions set forth in this Agreement shall be severable. If any provision contained in this Agreement is found to be invalid, illegal or unenforceable, such provision shall be limited to the extent possible to render it enforceable, and the validity of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          8. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by each of the parties hereto. The waiver by either party of compliance with any provision of this agreement by the other party shall not operate or be construed as a waiver of such party of a provision of this agreement.

          9. All notices and other communications by either party shall be in writing and deemed to have been duly given if delivered by hand or sent by telecopier or facsimile transmission to the parties hereto at the addresses set forth above, or to such other address as any party hereto specifies to the other.
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          9.  Neither party may assign its rights or obligations hereunder.

          10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of the law principles thereof. The parties agree to settle any disputes through binding arbitration in the city, county and State of New York.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Introduction to be executed by their respective duly authorized representatives as of the day and year written above.

                                   PARAMOUNT CAPITAL, INC.,



                                   By: /s/ Lindsay A. Rosenwald, M.D.
                                      __________________________________
                                   Name: Lindsay A. Rosenwald, M.D.
                                   Title:  Chairman


                                   LAKARO BIOPHARMACEUTICALS, INC.


                                   By: /s/ Ira Weinstein
                                      __________________________________
                                   Name:  Ira Weinstein
                                   Title: Treasurer